                                                                   EXHIBIT 10.36

                       WAIVER OF CONTRACTUAL RESTRICTIONS

        This Waiver (this "Waiver") is entered into on February 6, 2001 by and between La Jolla Pharmaceutical Company ("LJP") and Abbott Laboratories ("Abbott").

                                    RECITALS

        WHEREAS, LJP and Abbott entered into that certain Stock Purchase Agreement, dated December 23, 1996 (the "Agreement");

        WHEREAS, Abbott acquired certain shares of common stock of LJP (the "Shares") under the Agreement;

        WHEREAS, Abbott desires to sell the Shares from time to time without the restrictions currently imposed by the Agreement; and

        WHEREAS, Abbott and LJP mutually desire to terminate certain rights that each has under the Agreement.

        NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                   AGREEMENT

        1. Waiver of LJP. LJP hereby fully, finally and irrevocably waives the following:

           (a) the restrictions on transfer contained in Section 5(b) of the Agreement;

           (b) its right of first refusal contained in Section 5(c) of the Agreement; and

           (c) Abbott's obligation to cause certain subsequent purchasers of the Shares to be bound by the terms of the Agreement contained in Section 5(e) of the Agreement.

        2. Reliance by Abbott. LJP agrees that Abbott may rely on this Waiver in disposing of the Shares without regard to the sale and transfer restrictions contained in the Agreement and without offering LJP the opportunity to purchase the Shares, as previously required by the Agreement. Notwithstanding the foregoing, if and to the extent that it is reasonably practicable, Abbott will give LJP 48 hours written notice prior to selling a significant amount of its Shares.

        3. Waiver of Abbott. Abbott hereby fully, finally and irrevocably waives the following:

           (a) its right to receive reports that LJP periodically files with the Securities and Exchange Commission contained in Section 5(a) of the Agreement;

           (b) LJP's Nasdaq obligations contained in Section 5(f) of the Agreement;

           (c) its right of first refusal on new issuances of securities of the LJP contained in Section 5(h) of the Agreement; and

           (d) its rights contained in Section 6 of the Agreement, including, without limitation, its demand registration rights under Section 6(a) of the Agreement, if any currently exist, and its incidental registration rights under
Section 6(c) of the Agreement.

        4. Release of Abbott. LJP, for itself and its agents, successors and assigns, does hereby forever release and discharge Abbott, and any of its past or present agents, employees, officers, directors, attorneys from causes of action, losses, promises, damages, costs, expenses, liabilities and demands of whatsoever character, nature and kind, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in any way related to the actions, conduct, omissions or events related to or arising out of this Waiver.

        5. Release of the LJP. Abbott, for itself and its agents, successors and assigns, does hereby forever release and discharge LJP, and any of its past or present agents, employees, officers, directors, attorneys from causes of action, losses, promises, damages, costs, expenses, liabilities and demands of whatsoever character, nature and kind, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in any way related to the actions, conduct, omissions or events related to or arising out of this Waiver.

        6. Waiver of Section 1542 of the Civil Code. The parties specifically understand, acknowledge and agree that the releases enumerated in Sections 4 and 5 of this Waiver are a full and final releases, which shall be effective as a bar to all actions, claims, counterclaims, obligations, causes of action, losses, promises, damages, costs, expenses, liabilities and demands of whatsoever character, nature and kind, known and unknown, suspected or unsuspected, fixed or contingent, hereinabove specified to be so barred. The parties, having been fully advised by their respective counsel, hereby expressly and voluntarily waive all rights or benefits that they and each of them might otherwise have under the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows, and under all federal, state and/or common law statutes or principles of similar effect:

           A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

        7. Counterparts. This Waiver may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument, and signatures transmitted electronically or by facsimile will be deemed original signatures.

        IN, WITNESS WHEREOF, LJP and Abbott each have caused this Waiver to be executed by a duly authorized officer as of the date first written above


                                   LA JOLLA PHARMACEUTICAL COMPANY:


                                   /s/ Steven B. Engle
                                   -------------------------------
                                   Steven B. Engle,
                                   Chief Executive Officer



                                   ABBOTT LABORATORIES:


                                   /s/ GW Linder
                                   -------------------------------
                                   Greg W. Linder
                                   Vice President and Treasurer